Exhibit 32.2

VERTICALNET, INC.

CERTIFICATION BY THE CHIEF ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Jonathan T. Cohen, Chief Accounting Officer of Verticalnet, Inc., a Pennsylvania corporation (the “Company”), hereby certify to my knowledge that:

(1)	The Company’s annual report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JONATHAN T. COHEN
Jonathan T. Cohen
Chief Accounting Officer
Date: April 2, 2007